                                                                   EXHIBIT 10.15

                               TABLE OF CONTENTS
                               -----------------
                   AGREEMENT BETWEEN PACIFICARE AND DENTIST

I.        DEFINITIONS........................................................
          1.1  ADA Procedure Codes...........................................
          1.2  Agreement.....................................................
          1.3  Covered Benefit and Covered Service...........................
          1.4  Employer Group................................................
          1.5  PacifiCare....................................................
          1.6  PacifiCare, Inc...............................................
          1.7  Member........................................................
          1.8  Panel.........................................................
          1.9  Participating Provider or Dentist.............................
          1.10 Plan or Plans.................................................
          1.11 State.........................................................

II.       CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT........
          2.1  Service Delivery System Completion............................
          2.2  Approval of Market and Allocation of Resources................
          2.3  Governmental Approval.........................................

III.      COVENANTS OF PACIFICARE............................................
          3.1  Identification of PacifiCare Members..........................
          3 2  Administration and Marketing Services.........................
          3.3  Advertising...................................................

IV.       COVERED SERVICES...................................................
          4.1  DENTIST'S Obligation to Deliver Covered Services..............
          4.2  Specialty Services............................................
          4.3  Benefit Changes...............................................
          4.4  Panel Closure.................................................

V.        PAYMENT FOR SERVICES...............................................
          5.1  Basis of Payment..............................................
          5.2  Fees Due Directly From Members for Services Not Covered.......
          5.3  Member Copayments and Deductibles.............................
          5.4  Third Party Coverage..........................................
          5.5  Withholds.....................................................

VI.       UTILIZATION MANAGEMENT.............................................
          6.1  Policies and Procedures.......................................
          6.2  Referrals and Subcontracting by DENTIST.......................

VII.      QUALITY MANAGEMENT.................................................
          7.1  PacifiCare Quality Management Program.........................
          7.2  Peer Review...................................................
          7.3  Quality Management Compliance.................................

VIII.     OBLIGATIONS OF THE DENTIST.........................................
          8.1  Availability..................................................
          8.2  Address(es)...................................................
          8.3  Reports.......................................................
          8.4  Dental Records................................................
          8.5  In-Service Orientation........................................
          8.6  No Billing of Members.........................................
          8.7  Service Standards.............................................
          8.8  Retention of Records..........................................
          8.9  Credentials...................................................
          8.10 Prescribing Practices.........................................
          8.11 Member Contact................................................
          8.12 Non-Solicitation of Members...................................

CO DENCAP 12193:2/95 ED                                       Initials ____
                                                                       ____

        8.13    Investigation and Resolution of Complaints......................
        8.14    Quality Improvement Process.....................................

IX.     INSURANCE...............................................................
        9.1     Responsibility For Own Acts.....................................
        9.2     Liability Coverage.............................................
        9.3     Certificate of Insurance........................................

X.      TERM, TERMINATION, RENEWAL, RENEGOTIATION...............................
        10.1    Term............................................................
        10.2    Automatic Renewal and Notice of Intent to Terminate.............
        10.3    Renegotiation of Terms..........................................
        10.4    Bankruptcy......................................................
        10.5    Early Termination...............................................
        10.6    Adverse Governmental Action.....................................
        10.7    Material Breach.................................................
        10.8    No Contact With Members.........................................

XI.     GENERAL PROVISIONS......................................................
        11.1    Relationship Between the Parties................................
        11.2    Non-Exclusive Agreement.........................................
        11.3    Uses of Names and Trademarks....................................
        11.4    Use of PacifiCare's Trade Secrets by DENTIST....................
        11.5    Governing Law...................................................
        11.6    Interpretation..................................................
        11.7    Non-Discrimination..............................................
        11.8    Assignment......................................................
        11.9    Sale of Business/Transfer of Assets.............................
        11.10   Enforcement.....................................................
        11.11   Severability....................................................
        11.12   Arbitration Between Parties.....................................
        11.13   Execution by PacifiCare.........................................
        11.14   Provider Incentives.............................................
        11.15   Appeals Process for Senior Plan Members.........................
        11.16   Notices.........................................................
        11.17   Waiver..........................................................
        11.18   Entire Agreement................................................
        11.19   Confidentiality.................................................
        11.20   Exhibits........................................................

EXHIBITS:

A - PacifiCare Specialty Care Guidelines
B - Services Reimbursement
C - PacifiCare Dental Co-Payment Schedule


CO DENCAP 12/93:2/95 ED                                       Initials _________
                                                                       _________

                   AGREEMENT BETWEEN PACIFICARE AND DENTIST

This Agreement is made and becomes effective this _____ day of __________ , 19__, between PacifiCare of Colorado, Inc., a Colorado corporation, (hereinafter "PacifiCare"), and __________ (hereinafter "DENTIST") to provide __________ services.

The parties by their mutual covenants, agree as follows:

I.      DEFINITIONS
        -----------

        1.1  ADA PROCEDURE CODES means American Dental Association codes.

        1.2  AGREEMENT means this DENTIST Agreement.

        1.3 COVERED BENEFIT and COVERED SERVICE means benefits and services provided by and through PacifiCare's various Commercial, Senior and other Plans, as set forth in the applicable PacifiCare Evidence of Coverage or policy, including any amendments thereto, which is the document that sets out a summary of benefits or services to which each individual Member is entitled. Each Member's Evidence of Coverage or policy is incorporated herein by reference and can be reviewed by the Participating Provider using his/her selected mode of eligibility verification or by contacting PacifiCare.

        1.4 EMPLOYER GROUP shall mean the group, corporation, partnership or organization which has entered into, or will enter into a Contract with PacifiCare to provide PacifiCare benefits to its members or employees.

        1.5 PACIFICARE means PacifiCare of Colorado, Inc. a wholly-owned subsidiary of PacifiCare, Inc.

        1.6 PACIFICARE, INC. means PacifiCare, Inc., a California corporation and the parent company of PacifiCare of Colorado, Inc.

        1.7  MEMBER means a person enrolled in any PacifiCare plan.

        1.8 PANEL shall mean those Members assigned to a DENTIST. Once the DENTIST receives capitation payment for a Member, that Member is included as part of the DENTIST'S Panel whether or not services have been rendered to the Member.

        1.9 PARTICIPATING PROVIDER OR DENTIST means the person licensed to practice dentistry who has entered into a DENTIST'S Agreement, or is an employee of a GROUP having a GROUP Agreement.

        1.10 PLAN or PLANS means all programs offered by PacifiCare, and all other affiliated corporations of the PacifiCare, Inc. group of companies ant its subsidiaries including temporary emergency coverage for members of reciprocal HMO affiliates through PacifiCare's participation in UltraLink(SM), a Nation-wide Network. PacifiCare, in its sole discretion, may offer or make available some, and not all, of its programs or plans through or under this Agreement.

        1.11 STATE means the State of Colorado.

II.     CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT
        -----------------------------------------------------------

        2.1  Service Delivery System Completion. This Agreement is contingent
             ----------------------------------
             upon PacifiCare's execution of contracts with other general dentists and appropriate dental specialists who collectively constitute a service delivery system. PacifiCare shall pursue these agreements in good faith but PacifiCare cannot covenant that such agreements can be reached.

        2.2  Approval of Market and Allocation of Resources. Upon completion of
             ----------------------------------------------
             the development of the service delivery system, PacifiCare shall reevaluate the market for its services and its resources to expand into the market. Upon completion of this reevaluation PacifiCare may, at PacifiCare's sole discretion, elect to delay or abandon the completion of any or all PacifiCare Plans. If PacifiCare does make such election, PacifiCare shall notify DENTIST of such election. Such election by PacifiCare is not a breach of any covenant of this Agreement and will be a complete and total discharge of PacifiCare's obligations, covenants and conditions under this Agreement.

        2.3  Governmental Approval. This Agreement is contingent upon PacifiCare
             ---------------------
             receiving approval from the appropriate local, state and federal governmental or quasi-governmental agencies, which have regulatory or quasi-regulatory powers over PacifiCare or its programs. Such agencies may include, but are not limited to, HCFA and relevant state agencies.

III.    COVENANTS OF PACIFICARE
        -----------------------

        3.1   Identification of PacifiCare Members. PacifiCare shall furnish
              ------------------------------------
              DENTIST with a means of identifying those PacifiCare Members who are enrolled in the PacifiCare Plans. The determination of eligibility of a Member shall be made by the Employer Group and PacifiCare, before DENTIST renders any dental services. PacifiCare shall notify DENTIST if a person requesting services pursuant to this Agreement is eligible for such services and the nature and extent of benefits to which the Member is entitled. PacifiCare shall provide DENTIST with an eligibility list of Members updated monthly. In cases where a Member requests services prior to appearing on an eligibility list, DENTIST will accept oral confirmation of eligibility provided by PacifiCare's Dental Director or designated agent. In emergency or after hours situations DENTIST shall provide emergency treatment without oral confirmation from PacifiCare. Should the patient subsequently be found to be ineligible, PacifiCare shall pay DENTIST as if the patient were a PacifiCare Member. The reimbursement will occur after the DENTIST has made two (2) written attempts to collect the appropriate fees from the non-plan patient.

        3.2   Administrative and Marketing Services. PacifiCare shall perform
              -------------------------------------
              the administrative, claims processing, marketing, enrollment, quality management and utilization management functions that are required of a federally qualified HMO and a HCFA contractor. PacifiCare shall have the responsibility of all payment and fund administration as further defined in this Agreement.

        3.3   Advertising. PacifiCare shall have sole responsibility for the
              -----------
              advertising and marketing of PacifiCare Plans. DENTIST may not advertise the Plans without the prior written approval of PacifiCare.

IV.     COVERED SERVICES
        ----------------

        4.1   DENTIST'S Obligation to Deliver Covered Services. DENTIST agrees
              ------------------------------------------------
              to render all necessary dental care to each Member according to the terms and conditions of each Benefit Plan as authorized in the Member's Evidence of Coverage. All such dental services and related material shall be of quality equal to or higher than the quality of services and material provided by DENTIST to DENTIST'S non-Panel patients.

        4.2   Specialty Services. Services shall be rendered in accordance with
              ------------------
              PacifiCare Specialty Care Guidelines which are attached as Exhibit
              A. If DENTIST is unable to provide a specific service, DENTIST will request authorization to refer the Member to a specialist. DENTIST is not financially obligated for the payment of referred services which fall within the PacifiCare Specialty Care Guidelines attached as Exhibit A.

              4.2-1 DENTIST shall bear 50% of PacifiCare's cost for each Member of his/her panel referred to a specialist for treatment outside the PacifiCare Specialty Care Guidelines.

              4.2-2 It is the responsibility of the DENTIST to request a specialty referral for the Member in accordance with PacifiCare's policies and procedures.

              4.2-3 It is the responsibility of PacifiCare to contract with and select the appropriate, qualified specialist after the DENTIST refers the Member to PacifiCare for specialty treatment.

        4.3   Benefit Changes. It is understood that PacifiCare may enter into
              ---------------
              agreements with new employer groups during the term of this Agreement for which DENTIST will provide services to Members as provided herein. The benefits, terms and conditions of the various agreements between the employer groups and PacifiCare may be changed from time to time during the term of this Agreement. PacifiCare agrees to notify DENTIST in writing of the nature and extent of such changes. If DENTIST does not notify PacifiCare of his/her disapproval of said changes within a ten (10) day period, DENTIST shall be bound by, and agrees to said changes in that particular agreement and will provide services as set forth in said new plan.

        4.4   Panel Closure. The DENTIST may close Panel to additional
              -------------
              PacifiCare Members provided that sixty (60) days' notice is given in accordance with paragraph 11.17. If the DENTIST elects to close his/her Panel it is understood that:

              4.4-1 This closure will apply equally to all PacifiCare Members and employer groups.

              4.4-2 Panel closure will be indicated on subsequent PacifiCare
                    Provider Lists.

              4.4-3 All current Panel Members will continue to receive dental treatment in accordance with the PacifiCare Specialty Care Guidelines attached as Exhibit A.

              4.4-4 PacifiCare reserves the right to close a DENTIST'S Panel provided that a sixty (60) day notice is given.

V.      PAYMENT FOR SERVICES
        --------------------

        5.1   Basis of Payment. PacifiCare shall pay DENTIST monthly a
              ----------------
              capitation fee which shall be payment for all services provided by DENTIST to Members who select at the time of enrollment or are assigned to the DENTIST. Payment shall be made in accordance with Exhibit B "Services Reimbursement" of this Agreement.

              5.1-2 Financial Risks. DENTIST represents and warrants that it
                    ---------------
                    fully understands the payment arrangements between itself and PacifiCare for services to be provided pursuant to this Agreement and those services for which it is financially responsible, as set forth in this Agreement and in the Exhibits attached hereto. DENTIST further represents and warrants that it has conducted its own analysis pursuant to Colorado regulation and that it is fully apprised of the financial risks it is undertaking by the execution, delivery and performance of this Agreement and that it is fully capable of undertaking those risks.

        5.2   Fees Due Directly From Members for Services Not Covered. Instances
              -------------------------------------------------------
              may arise where DENTIST performs services for a Member which are not a Covered Benefit. In such case, DENTIST shall obtain payment directly from the Member and PacifiCare shall not be liable for the applicable fee for such excluded services which shall be billed by DENTIST.

        5.3   Member Copayments and Deductibles. DENTIST shall collect and
              ---------------------------------
              retain any applicable copayment and deductible from Members specifically authorized in the PacifiCare Dental Co-Payment Schedule, attached as Exhibit C.

        5.4   Third Party Coverage. DENTIST will make every attempt to identify
              --------------------
              other third party coverage (healthcare coverage, third party liability, worker's compensation, etc.) and provide that information to PacifiCare. DENTIST agrees to bill, where appropriate, any other carrier for services rendered to PacifiCare Members. DENTIST may retain 100% of such recoveries.

        5.5   Withholds. DENTIST agrees that PacifiCare shall have the right to
              ---------
              withhold or defer DENTIST'S payment by any amount incurred by PacifiCare or Members because of the DENTIST'S failure to perform his/her contractual obligations.

VI.     UTILIZATION MANAGEMENT
        ----------------------

        6.1   Policies and Procedures. DENTIST agrees to comply with all
              -----------------------
              PacifiCare Utilization Management policies and procedures.

        6.2   Referrals and Subcontracting by DENTIST. DENTIST shall not refer
              ---------------------------------------
              PacifiCare patients to other consulting specialists or providers without prior authorization from the PacifiCare Dental Director or his/her designate. PacifiCare will not be financially responsible for unauthorized consultations.

VII.    QUALITY MANAGEMENT
        ------------------

        7.1  PacifiCare Quality Management Program. The DENTIST agrees to comply
             -------------------------------------
             with the PacifiCare Quality Management Program for both hospital-based and office-based care. This includes but is not limited to:
             Random office and hospital review and case specific review, appropriate response to issues identified by PacifiCare or governmental agencies. Failure to comply can result in termination of this Agreement.

        7.2  Peer Review. The Dental Director may appoint a Dental Advisory
             -----------
             Committee or Peer Review Committee consisting of dentists who shall advise and assist him/her in the supervision of standards of professional care, utilization of service, quality management review, matters relating to the doctor-patient relationship and all matters involving problems within the scope of professional ethics. The decision of the Dental Director, the Dental Advisory Committee or Peer Review Committee on all such matters shall be final and binding on the parties hereto.

        7.3  Quality Management Compliance. PacifiCare reserves the right to
             -----------------------------
             conduct periodic audits and/or site surveys for the purpose of evaluating compliance with quality management standards. DENTIST will respond appropriately to all quality issues addressed to the quality management committee within the requested time frame but not to exceed 14 days of receipt. Failure to comply may result in termination of this Agreement.

VIII.   OBLIGATIONS OF THE DENTIST
        --------------------------

        8.1  Availability. DENTIST shall provide services during DENTIST'S
             ------------
             normal working hours. DENTIST shall also provide twenty-four (24) hour emergency services. DENTIST shall provide routine, non-emergent, and treatment in progress appointments to all eligible Members upon request within twenty-eight (28) days. In emergency situations, DENTIST shall furnish such care immediately or, if appropriate, not more than twenty-four (24) hours after request. Dental emergencies include, but are not limited to, hemorrhage, acute pain, infection of dental origin, or traumatic injury. In the event DENTIST makes an arrangement with another dentist to provide on call coverage, DENTIST shall be responsible for ensuring conformance with this section of this Agreement and for compensation of such dentist for on-call services rendered.

        8.2     Address(es). DENTIST shall ordinarily render all care services
                -----------
                to PacifiCare Members at the address(es) set forth next to his signature below.

        8.3     Reports. DENTIST shall report all of the health care services
                -------
                that are provided to PacifiCare Members through and in compliance with PacifiCare systems and billing procedures.

        8.4     Dental Records. DENTIST shall make available to the PacifiCare
                --------------
                Dental Director or designee all information in the Member's chart and shall promptly provide copies of any documents contained therein, if requested for the purpose of determining eligibility, liability or appropriate care issues. PacifiCare shall strictly maintain the confidentiality of any such records, shall not disclose any information except as required by law.

                8.4-1 DENTIST also agrees to allow PacifiCare's inspection of
                      PacifiCare Members' dental records to the extent that such inspection may be required by properly authorized governmental agencies.

                8.4-2 Whenever a Member changes dentists, DENTIST will furnish copies of all dental records and x-rays reports or any other patient care data, within thirty (30) days, or sooner if necessary, to the Member's new provider at no charge.

        8.5     In-Service Orientation. The DENTIST shall provide orientation
                ----------------------
                time to PacifiCare for in-service training for all of the DENTIST'S staff within thirty (30) days of the effective date of this Agreement and on a periodic basis thereafter. The staff of the DENTIST shall be available for orientation with PacifiCare staff at reasonable times for procedural and systems change orientation.

        8.6     No Billing of Members.
                ---------------------

                8.6-1 No Charges. The DENTIST shall not impose any charges on
                      ----------
                      PacifiCare Members for Covered Benefits shown in the applicable Evidence of Coverage and shall regard the PacifiCare payment as payment in full for all benefits covered by this Agreement with the exception of co-payments specifically authorized in the applicable Evidence of Coverage and consistent with the Member's PacifiCare benefits. DENTIST shall also be entitled to receive payment for third party claims. DENTIST will never, under any circumstances, including non-payment by PacifiCare, the insolvency of PacifiCare, or breach or termination of this Agreement, seek compensation from, maintain any action against, have any recourse against, or impose any additional charge on any PacifiCare Member for Covered Benefits and DENTIST shall hold PacifiCare Members harmless from liability for any monies owed by PacifiCare to DENTIST. DENTIST shall look only to PacifiCare for payment for Covered Benefits or for sums owed by PacifiCare. DENTIST shall be bound by the Claims Payment Denial paragraph of this Agreement. If PacifiCare receives notice that DENTIST has billed or collected from a Member for any Covered Benefit or non-authorized service, PacifiCare may refund that amount to Member and may offset that amount from any payment to DENTIST.

                8.6-2 No Collection Action Against Members. Neither DENTIST nor
                      ------------------------------------
                      its agents, trustees or assignees, may maintain any action at law against a Member to collect sums owed by PacifiCare.

                8.6-3 Survival of Covenants. DENTIST further agrees that these
                      ---------------------
                      provisions shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of the Member, and that these provisions supersede any oral or written agreement to the contrary now existing or hereafter entered into between DENTIST and Member or any persons acting on their behalf.

                8.6-4 Collection of Copayments. These provisions shall not
                      ------------------------
                      preclude DENTIST from collecting the copayments that are specifically authorized by the Member's Evidence of Coverage.

        8.7     Service Standards. DENTIST shall provide clean facilities and
                -----------------
                equipment; maintain adequate, courteous, neat, consumer-oriented, properly credentialed staff; maintain orderly and efficient systems for receiving patients; maintain orderly and efficient systems for the provision of patient services; and maintain dental records. DENTIST will allow PacifiCare Dental Director, or his designee, to inspect dental facilities, equipment and PacifiCare Members' dental records, and review all phases of professional ancillary care provided to Members by DENTIST.

        8.8     Retention of Records. DENTIST agrees that it will retain
                --------------------
                financial and dental records relating to PacifiCare Members as required of PacifiCare by properly authorized governmental agencies for a period of the longer of two (2) years from the termination of this Agreement or such time period as may be required by applicable law, regulation or customary practice.

        8.9     Credentials. DENTIST agrees to complete a PacifiCare application
                -----------
                for him/herself and for any paraprofessionals under his/her supervision and shall provide all other information including information on malpractice cases necessary for PacifiCare to complete the credentialing process. DENTIST agrees to notify PacifiCare within one week of an agreement or subcontract with any new dentist so PacifiCare may initiate the credentialing process. DENTIST authorizes the licensing bureaus, affiliations and/or persons to give any information regarding DENTIST. DENTIST hereby releases said licensing bureaus, affiliations and/or persons from all liability for any damage whatsoever for issuing this information. DENTIST agrees to notify PacifiCare within forty-eight (48) hours of any revisions, revocation, or limitation of his (or any dentist of the dental group, if applicable) license to practice, narcotics license, or hospital privileges or malpractice carrier change or termination. If a dental group, DENTIST will notify PacifiCare of any changes in the dentists of the group who may treat PacifiCare Members within forty-eight hours (48). PacifiCare may provide temporary authorization for new dentists to treat PacifiCare Members during the credentialing process.

        8.10    Prescribing Practices. DENTIST agrees to prescribe medication
                ---------------------
                from the PacifiCare Formulary and to obtain prior authorization from PacifiCare for any non-formulary medication. DENTIST authorizes participating pharmacist to select and dispense generic drugs in substitution for brand or trade name drugs where an appropriate generic substitute with adequate bioavailability is available.

        8.11    Member Contact. DENTIST agrees not to directly contact
                --------------
                PacifiCare Members in regards to business related matters pertaining to PacifiCare Plans without PacifiCare's prior written approval.

        8.12    Non-Solicitation of Members. During the initial and any
                ---------------------------
                succeeding term of this Agreement and for a period of one (1) year following the date of termination of this Agreement, DENTIST will not knowingly or directly advise any PacifiCare Member to disenroll from PacifiCare and will not solicit any Member to become enrolled with any other Health Maintenance Organization, provider organization or any other similar hospitalization or dental payment plan or insurance program. No DENTIST, employee, or subcontractor of the DENTIST shall make any derogatory remarks regarding PacifiCare to any Members.

        8.13    Investigation and Resolution of Complaints. A report providing a
                ------------------------------------------
                summary of occurrence shall be made by the DENTIST for each event which has a high potential for liability or results in a ninety (90) day notice or legal claim being served. PacifiCare shall be sent a copy of the summary of occurrence report within forty eight (48) hours. These occurrences shall be investigated and resolved jointly by the DENTIST and PacifiCare.

        8.14    Quality Improvement Process. As a provider of health care
                ---------------------------
                services to PacifiCare Members, DENTIST acknowledges the importance of quality management systems in providing superior customer service. Therefore, DENTIST shall, with the support of PacifiCare, cooperate in a quality management program to ensure quality customer service. DENTIST and PacifiCare agree that quality management programs may address, but are not limited to the following: Administrative Services, Access to health care services, Utilization Management, Clinical Quality Assessment, DENTIST and PacifiCare administrative interface, and Management information and report systems.

IX.     INSURANCE
        ---------

        9.1     Responsibility For Own Acts. Each party will be responsible for
                ---------------------------
                its own acts or omissions and any and all claims, liabilities, injuries, suits, and demands and expenses of all kinds which may result or arise out of any alleged malfeasance or neglect caused or alleged to have been caused by that party, its employees or representatives, in the performance or omission of any act or responsibility of that party under this Agreement. In the event that a claim is made against both parties, it is the intent of both parties to cooperate in the defense of said claim and to cause their insurers to do likewise. However both parties shall have the right to take any and all actions they believe necessary to protect their interest.

        9.2     Liability Coverage. DENTIST has and shall retain in effect
                ------------------
                during the term of this Agreement professional liability ("malpractice") insurance and primary general liability coverage in the minimum amount of Five Hundred Thousand ($500,000) per occurrence and One Million Five Hundred Thousand Dollars ($1,500,000) annual aggregate, Worker's Compensation in the statutory amount at a minimum. If DENTIST has a claims-made malpractice/professional liability insurance policy, then this policy shall be kept in effect for at least five (5) years past any termination of this Agreement or DENTIST may purchase "tail" coverage. Said "tail" policy shall have the same policy limits as the primary professional liability policy.

        9.3     Certificate of Insurance. The DENTIST will provide PacifiCare
                ------------------------
                with a Certificate of Insurance evidencing professional and general liability coverage within thirty (30) days prior to the execution of this Agreement and annually thereafter within thirty (30) days of the renewal of the Agreement. The Certificate of Insurance shall contain a provision whereby the DENTIST will notify PacifiCare of any change in coverage, including termination of the policy, at least thirty (30) days prior to any such change.

X.      TERM, TERMINATION, RENEWAL, RENEGOTIATION
        -----------------------------------------

        10.1    Term. The term of this Agreement shall begin on the effective
                ----
                date of this Agreement and continue for one (1) year.

        10.2    Automatic Renewal and Notice of Intent to Terminate. This
                ---------------------------------------------------
                Agreement shall be automatically renewed for one (1) year term, without additions or modifications of its terms, unless either party shall provide the other with written notice of its intent to terminate this Agreement. Either party may terminate this Agreement without cause by giving the other party sixty
                (60) days' prior written notice.

        10.3    Renegotiation of Terms. Either party may request renegotiation
                ----------------------
                of any of the provisions of this Agreement by providing the other party with written notice. Such notice shall state those provisions of the Agreement which the notifying party would like to discuss. Immediately following any such request for renegotiation, the parties shall commence and continue negotiations in good faith.

        10.4    Bankruptcy. Notwithstanding any provision in this Agreement, if
                ----------
                at any time there shall be filed by or against a party to this Agreement, in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of the party's property or if a party makes an assignment for the benefit of creditors, and if this action is not dismissed after ninety (90) calendar days, this Agreement may be immediately cancelled and terminated by the other party.

        10.5    Early Termination
                -----------------

                10.5-1  Events Causing Early Termination. Notwithstanding any
                        --------------------------------
                        other provision in this Agreement, PacifiCare may terminate this Agreement at any time upon notice to DENTIST of the occurrence of any of the following events:

                               (a)  DENTIST'S conviction of a felony or
                                    misdemeanor of moral turpitude.

                               (b)  DENTIST'S diagnosis of severe mental or
                                    emotional disturbance.

                               (c) Professional incompetence of DENTIST, or non-performance of professional responsibility.

                               (d)  Failure of DENTIST to comply with
                                    PacifiCare's quality assurance or
                                    utilization review procedures or standards, or availability and accessibility standards.

                               (e) DENTIST'S addiction to alcohol, narcotics, or other drugs; physical disability which impairs DENTIST's ability to practice his or her profession in a competent manner; or loss or suspension of the licenses required to fulfill this Agreement.

                               (f)  DENTIST'S failure to notify PacifiCare
                                    within 48 hours of any change in DENTIST'S participation or status in a diversion or like substance abuse rehabilitation program.

                               (g) DENTIST'S failure to maintain malpractice or general liability insurance.

                               (h) DENTIST'S failure to provide satisfactory personal and professional references and credentials, or to provide verifiable information regarding past employment, training, hospital affiliation, or professional licensing for him/herself or any paraprofessional under his/her supervision.

                               (i) DENTIST being a party to or having been a party to malpractice or other litigation or arbitration that has resulted in substantial judgments, settlements or awards against DENTIST.

                               (j) DENTIST'S failure to comply with standards, as established by PacifiCare, including, but not limited to, appointment availability, utilization, provision of services and cost-effective use of services unless adequately justified as determined by PacifiCare.

                        (k) DENTIST'S direct contact of PacifiCare Members in regard to matters pertaining to the PacifiCare Plans without PacifiCare's prior written approval or DENTIST'S making any repeated disparaging remarks about PacifiCare or expressing opinions regarding Pacificare or any of its affiliates that are negative in nature.

                        (l) DENTIST'S solicitation of Members during the initial and any succeeding term of this AGREEMENT, or knowingly or directly advising any PacifiCare Member to become enrolled with any other Health Maintenance Organization, provider organization, or any other similar dental plan or insurance program.

        10.5-2  Effects of Termination. Upon termination of this Agreement for
                ----------------------
                any reason, the following shall occur:

                        (a)     Care in Progress. DENTIST shall complete work
                                ----------------
                                started prior to the termination date. If a prosthetic impression has been taken. DENTIST will complete the fixed or removable prosthesis. If any individual procedure is already in progress, DENTIST will complete procedure.

                        (b)     Transfer of Dental Records. Upon receiving a
                                --------------------------
                                signed request from the Member, the DENTIST agrees to furnish copies of all dental records, x-rays, laboratory reports or any other patient care data within thirty (30) days, or sooner if necessary, to the Member's new provider. In the event of the termination of this Agreement by the DENTIST, records will be transferred at no charge to the Member, PacifiCare or the newly selected dentist. In the event of termination of this Agreement by PacifiCare, PacifiCare shall reimburse DENTIST $5.00 per Member for cost of copying records and DENTIST agrees to participate in the orderly transition of records. This applies solely to Members who request said records.

                        (c)     Payment for Services. DENTIST shall be paid the
                                --------------------
                                last monthly capitation payment sixty (60) days following the termination date of this Agreement. PacifiCare shall be entitled to make any adjustments in such final capitation payment as may be necessary so that all treatment started prior to termination is properly completed.

        10.6    Adverse Governmental Action. In the event any action of any
                ---------------------------
                department, branch, or bureau of the federal, state, or local government materially adversely affects either party, then that party shall notify the other of the nature of this action, including in the notice a copy of the adverse action. The parties shall meet within thirty (30) days and shall, in good faith, attempt to negotiate a modification to this Agreement that minimizes the adverse affect. Notwithstanding paragraph
                10.2 above, if the parties fail to reach a negotiated modification concerning the adverse action, then the affected party may terminate this Agreement by giving at least one hundred twenty (120) days' notice or may terminate sooner if agreed to by both parties.

        10.7    Material Breach. Either party may terminate this Agreement by
                ---------------
                providing the other party with a minimum of sixty (60) days' prior written notice in the event the other party commits a material breach of any provision of this Agreement. The notice must specify the nature of said material breach. The breaching party shall have thirty (30) days from receipt of the notice to correct the material breach. In the event the breaching party fails to cure the material breach within the thirty (30) day period, this Agreement shall automatically terminate upon completion of the sixty (60) days' notice period, notwithstanding any other provision in this Agreement.

                In the event the material breach creates an emergency or a situation whereby the nonbreaching party is in significant jeopardy as to its ability to perform under this Agreement in the manner so intended by the parties to this Agreement, then the nonbreaching party may give forty-eight (48) hours' notice of the material breach to the other party. If the breaching party fails to cure the material breach within this forty-eight
                (48) hour time frame, this Agreement shall automatically terminate at the end of the forty-eight (48) hour notice, notwithstanding any other provision in this Agreement.

        10.8    No Contact With Members. The DENTIST has been advised,
                -----------------------
                acknowledges and agrees that PacifiCare has expended a great deal of time, effort and money in developing its business and obtaining the Members that are enrolled in PacifiCare. Because of this, PacifiCare considers, and DENTIST acknowledges, that PacifiCare's Members constitute an important corporate asset and its Member list constitutes valuable proprietary information.

                In consideration of PacifiCare providing current Plan Members, as well as future Plan Members, to the DENTIST, DENTIST acknowledges and agrees that in the event this Agreement should terminate for any reason, PacifiCare will suffer irreparable harm and injury if the DENTIST attempts to, or does, communicate with PacifiCare Members in any way concerning said termination. Understanding this, the DENTIST expressly waives DENTIST'S rights to contact PacifiCare Members in any way about the termination of this Agreement, including those Members who are patients of the DENTIST, and expressly agrees not to communicate in any form or manner with such Members concerning the termination; the options such Members may have to join other health care service plans (including HMO's) or to switch to other providers as a result of the termination; or the fact that the DENTIST will no longer be the Member's health care provider. PacifiCare agrees to advise its Members of (a) the termination of this Agreement not less than thirty (30) days prior to the date of said termination, (b) their rights regarding such termination, and (c) the fact that they will no longer be able to obtain health care from the DENTIST once the Agreement has terminated.

                Understanding and acknowledging the foregoing, the DENTIST agrees to rely exclusively upon PacifiCare's communication to its Members concerning termination of this Agreement and agrees not to interfere in any way with the relationship between PacifiCare and its Members. If the DENTIST should (i) communicate with said Members concerning termination of this Agreement and/or attempt directly, indirectly or by implication to advise or encourage such Members to switch to either another health care service plan (including HMO's) or to another provider (including the DENTIST), or to disenroll from PacifiCare for any reason, or (ii) submit PacifiCare's Member list or its equivalent to another health care service plan (including HMO's) for any purpose, or (iii) invite PacifiCare Members to attend sales presentations by any other health care service plan (including HMO's) on or off DENTIST'S premises, then such activity will constitute a breach of this contractual provision and the DENTIST agrees PacifiCare may promptly seek a temporary restraining order and/or injunction to preclude such activity as well as all appropriate damages resulting from DENTIST'S breach of this provision.

XI.     GENERAL PROVISIONS
        ------------------

        11.1    Relationship Between the Parties. PacifiCare and DENTIST are
                --------------------------------
                independent contractors. Nothing in this Agreement shall be construed to create a principal-agent, employer-employee, master-servant, partnership or joint venture relationship.

        11.2    Non-Exclusive Agreement. DENTIST agrees this is not an exclusive
                -----------------------
                agreement and that PacifiCare may contract with other providers to serve in the same capacity as the DENTIST.

        11.3    Use of Names and Trademarks. PacifiCare and the DENTIST each
                ---------------------------
                reserve the right to control the use of its name, symbols, trademarks, or other marks currently existing or later established. However, either party may use the other party's symbols, trademarks or other marks with the prior written approval of the other party. PacifiCare shall be allowed to use the name of the DENTIST in its promotional activities and marketing campaign as first approved by DENTIST which will not be unreasonably withheld.

        11.4    Use of PacifiCare's Trade Secrets by DENTIST. As part of the
                --------------------------------------------
                consideration for PacifiCare to enter into this Agreement, DENTIST agrees that it shall not use, or divulge to anyone, Pacificare's trade secrets. A trade secret means information, including but not limited to programs, methods, techniques and processes, that has independent economic value from not being generally known to either the public or to other persons who can obtain economic value from its disclosure or use. Examples of PacifiCare trade secrets include, but are not limited to, actual and potential membership lists, compiled information concerning its Members, key provider agreements, billing rates, and operations manuals. This paragraph shall not be applicable to information that is already in the public domain or that has been made available to the public by PacifiCare.

        11.5    Governing Law. This Agreement shall be governed by and construed
                -------------
                in accordance with all current and future applicable state and federal laws (such as the Patient Self Determination Act included in the OBRA of 1990 Public Law 101-508), rules and regulations, as amended, including the legal requirements set forth in the contract between PacifiCare and all appropriate governmental agencies. Both parties acknowledge and agree that they are subject to the current applicable laws, rules, regulations and requirements and any future changes thereto when implemented, shall be binding on both parties. Any provision required to be in this Agreement by said laws, rules, regulations and requirements whether or not set forth herein shall be incorporated by reference in this Agreement and shall bind both parties. In the event of a conflict between this Agreement and any applicable law, rule, regulation or requirement, the applicable law, rule or regulation will govern.

        11.6    Interpretation. Neither PacifiCare nor the DENTIST shall be
                --------------
                deemed the drafter of this Agreement. If this Agreement is ever interpreted or construed by a court of law, such court shall not construe this Agreement or any provision hereof against either party as drafter.

        11.7    Non-Discrimination. In accordance with Executive Order 11246,
                ------------------
                PacifiCare is required to comply with the following requirements and to include these provisions in every subcontract so that they are binding on each subcontractor. Therefore, the parties agree to render the services contemplated herein without regard to race, age, sex, religion, creed, color, national origin or ancestry of any Member. During the term of this Agreement, the DENTIST and any subcontractors shall not unlawfully discriminate against any employee or applicant for employment because of race, religion, color, national origin, ancestry, physical handicap, medical condition, sexual orientation, marital status, age (over 40) or sex. The DENTIST and subcontractors shall ensure that the evaluation and treatment of their employees and applicants for employment are free of such discrimination. The DENTIST and subcontractors shall comply with the provisions of all applicable local, state and federal equal employment opportunity, fair employment and affirmative action laws, and regulations. The DENTIST and its subcontractors shall give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other agreement. The DENTIST shall include the nondiscrimination and compliance provisions of this clause in all subcontracts to perform work under this Agreement.

        11.8    Assignment. The rights and/or obligations of this Agreement may
                ----------
                not be assigned, delegated, transferred, conveyed or sold without the prior written consent of the other party, except that PacifiCare may assign, delegate, transfer, convey or sell its rights and/or obligations to a parent, subsidiary or affiliate or to an entity into which PacifiCare is merged or with which PacifiCare is consolidated or to a purchaser of all or substantially all of its assets or as part of a corporate reorganization.

        11.9    Sale of Business/Transfer of Assets. If the DENTIST desires to
                -----------------------------------
                sell, transfer or convey his/her business or any substantial portion, or all, of his/her business assets to another entity, the DENTIST shall so advise PacifiCare at least one hundred and twenty (120) days prior to the sale, transfer or conveyance date. The DENTIST warrants and covenants this Agreement will be part of the transfer, conveyance or sale and will be assumed by the new entity and that the new entity will honor and be fully bound by the terms and conditions of the Agreement. Notwithstanding the above, if PacifiCare in its sole discretion, is of the opinion the Agreement cannot be satisfactorily performed by the assuming entity or does not want to do business with that entity for whatever reason. Pacificare may terminate this Agreement by giving the DENTIST sixty (60) day's written notice, notwithstanding any other provision in the Agreement.

        11.10   Enforcement. If any action at law or in equity is necessary to
                -----------
                enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to payment by the other party of reasonable attorneys' fees, costs and necessary disbursement and expenses in addition to any other relief to which the prevailing party may be entitled.

        11.11   Severability. If any provision of this Agreement is deemed to be
                ------------
                invalid or unenforceable by a court of competent jurisdiction or in arbitration, the same shall be deemed severable from the remainder of this Agreement and shall not cause the invalidity or unenforceability of the remainder of the Agreement.

        11.12   Arbitration Between Parties. Should any dispute arise between
                ---------------------------
                the parties over any provision of this Agreement or over any performance of this Agreement, the dispute shall be submitted to binding arbitration. This arbitration shall be conducted according to the rules of the American Arbitration Association, but need not necessarily be conducted by that organization. Each party shall initially equally contribute to the costs of the arbitration. During the arbitration, each party shall bear its own attorneys' fees. Upon an award of the arbitrator, the prevailing party shall be entitled to recover its share of arbitration costs expended, and all its other costs, including its attorneys' fees. In the event the arbitrator fails to render an award within thirty (30) days after submission of the matter for decision, or such longer times as the parties may stipulate, then either party may elect to have all further arbitration proceedings terminated and the matter submitted for judicial resolution. All reasonable costs and fees incurred during the arbitration shall then be awarded by the court to the prevailing party.

        11.13   Execution by PacifiCare. This Agreement shall not be binding
                -----------------------
                until executed by a person authorized to do so by PacifiCare and an executed copy thereof is delivered to DENTIST.

        11.14   Provider Incentives. Both PacifiCare and the DENTIST understand
                -------------------
                and agree that any payments made directly or indirectly to the DENTIST under any DENTIST incentive provisions set forth in this Agreement are not made as an inducement to reduce or limit dentally necessary services to any specific PacifiCare Member.

        11.15   Appeals Process for Senior Plan Members. DENTIST shall follow
                ---------------------------------------
                the appeals process for Senior Plan Members as set forth by Federal law and regulation. The DENTIST shall be bound by any and all HCFA language requirements of initial determination letters and other correspondence directed to Senior Plan Members. The DENTIST shall be bound by PacifiCare's determination of appeal cases.

        11.16   Notices. Any and all notices required to be given pursuant to
                -------
                the terms of this Agreement must be given by United States mail, postage prepaid, return receipt requested or may be telefaxed with proof of receipt thereof or hand delivered to the specific person listed below and at the following address:

                If to PacifiCare:      Director of Dental Services
                                       PacifiCare of Colorado, Inc.
                                       6455 South Yosemite
                                       Englewood, CO 80111

                If to DENTIST:         ____________________________________
                                       ____________________________________
                                       ____________________________________

        11.17   Waiver. The waiver by either party of a failure to perform any
                ------
                covenant or condition set forth in this Agreement shall not act as a waiver of performance for a subsequent breach of the same or any other covenant or condition.

        11.18   Entire Agreement. This Agreement constitutes the entire
                ----------------
                understanding between the parties and shall bind and inure to the benefit of both parties and their successors and assigns. No change, amendment or alteration shall be effective unless in writing and signed by both parties. This Agreement shall supersede all prior written and/or oral agreements with this DENTIST that pertain to the subject of this Agreement, including any amendments, addendums, letters of understanding and any other documents relating thereto, and both PacifiCare and the DENTIST mutually agree to terminate any prior agreements pertaining to the subject of this Agreement on the effective date of this Agreement.

        11.19   Confidentiality. The terms of this Agreement and in particular
                ---------------
                the provisions regarding payment for services, are confidential and shall not be disclosed except as necessary to the performance of this Agreement or as required by law. DENTIST shall not disseminate or publish information developed under this Agreement or contained in reports to be furnished pursuant to this Agreement without prior written approval of PacifiCare. DENTIST acknowledges that a PacifiCare contracted provider may be responsible for payment for services rendered pursuant to this Agreement. DENTIST agrees to PacifiCare's disclosure of this Agreement's rate schedule, with DENTIST'S prior written consent, to a PacifiCare contracted provider to the extent necessary for determination of payment. DENTIST acknowledges and agrees that any rate information about other PacifiCare contracted providers disclosed to DENTIST by PacifiCare for the performance of this Agreement is confidential and shall not be used by DENTIST for any other purpose or disclosed by DENTIST in any manner.

        11.20   Exhibits. All exhibits attached to this Agreement, and
                --------
                referenced herein, are incorporated into and made part of this Agreement.

IN WITNESS WHEREOF, the parties hereby execute this Agreement.

For DENTIST:

Date: ______________________________________________________________________

By:   ______________________________________________________________________
      (Please Print)

Title:    __________________________________________________________________

Signature:__________________________________________________________________

TAX ID NUMBER:______________________________________________________________



For PacifiCare:

Date:     __________________________________________________________________

By:       James J. Swayze
          ------------------------------------------------------------------

Title:    Vice President of Commercial Sales and Marketing
          ------------------------------------------------------------------

Signature:__________________________________________________________________


                                                                 Initials ______

                                                                          ______

                                   EXHIBITS
                                   --------

A.    PacifiCare Specialty Care Guidelines

B.    Services Reimbursement

C.    PacifiCare Dental Co-Payment Schedule

                                   EXHIBIT A
                                   ---------

                     PACIFICARE SPECIALTY CARE GUIDELINES
                     ------------------------------------

I.      PURPOSE:
--      --------

        To provide uniform guidelines of responsibility for General Dentists, to ensure that the level of specialized care provided by general practitioners is appropriate.

II.     POLICY:
---     -------

        It is the policy of PacifiCare, Inc. and it's subsidiaries that general dentists provide the complete range of dental treatments for which they are licensed. Patients are only referred to specialists for treatment of conditions that are beyond the capability of the general practitioner.

        A.      Anesthesia
        --      -----------

                The general Dentist is expected to be an expert in controlling pain through the use of relaxation techniques and local anesthesia. The administration of general anesthesia, hypnosis and other similar procedures is not a requirement.

        B.      Periodontics
        --      ------------

                The general Dentist is responsible for the diagnosis and maintenance of his/her patient's periodontal care. The Dentist must be adept at surveying the patient's periodontal situation and home care motivation. The Dentist is responsible for all non-surgical treatment including, but not limited to, prophylaxis, subgingival curettage, root planing, oral hygiene instruction, root amputation, and minor occlusal adjustment.

                Specialty referral procedures may include: gingival surgery, osseous surgery, complete occlusal equilibration, orthodontic appliances, and complicated periodontal treatment planning.

        C.      Oral Surgery
        --      ------------

                The general Dentist is responsible for providing Oral Surgery for erupted and devastated dentition including uncomplicated extractions, root sectioning and retrieval, soft tissue impaction, intra-oral I & D, and/or routine minor surgical procedures. Bony impactions, moderate sized biopsies, frenectomies, and osseous recontouring may be referred to an Oral Surgeon.

        D.      Endodontics
        --      -----------

                All routine endodontic procedures are the responsibility of the general Dentist. The Dentist must also provide emergency pulpal, I & D, and bleaching treatment. Complicated "tried and failed" cases, apicoectomies, apexification and retro fillings may be referred to an appropriate specialist.

        E.      Pedodontics
        --      -----------

                The general Dentist is responsible for the routine care of children of all ages. Routine care includes, fillings, stainless steel crowns, space maintainers, prophylaxis and fluoride treatment. Young children with complicated management problems may constitute an appropriate referral to a specialist. Approval
                ---
                of specialty care will not be authorized for children over six
                (6) years of age because of management problems. Some handicapped individuals may be considered as exceptions to this policy. In all cases, at least two (2) attempts will be made to treat the patient, including necessary diagnostic and preventive care.

        F.      Restorative and Prosthetics
        --      ---------------------------

                The general Dentist is required to perform all appropriate operative, crown and bridge and removable prosthetic treatment. The Dentist should be proficient in procedures that are considered Covered and non-Covered Benefits. Some of the non-covered procedures that should be available to the patient on a fee-for-service basis include stress-breakers, precision attachments and procedures for aesthetic reasons only.

        G.      Orthodontics
        --      ------------

                General Dentists are not expected to have extensive orthodontic training and are not required to provide this care. Not all PacifiCare Members have orthodontic coverage. Patients with Panel Orthodontic coverage must be referred to a Panel Orthodontic office. This referral will be expedited through the PacifiCare Dental Director's office. If the patient is covered under PacifiCare's Orthodontic Plans I-V, the referral may be made to any orthodontist, however, preference is to be given to a Panel Orthodontist.

        H.      Miscellaneous
        --      -------------

                The general Dentist is responsible for providing routine emergency and after hours emergency care, diagnostic and treatment planning procedures, TMJ dysfunction identification, diagnostic therapy, and the coordination of multi-disciplined treatment as needed.

                                FIRST AMENDMENT
                                    TO THE
                               AGREEMENT BETWEEN
                         PACIFICARE OF COLORADO, INC.
                                      AND
                                    DENTIST

        THIS AMENDMENT is made and entered into effective ____________, 199_ to that certain Agreement Between PacifiCare and Dentist, dated ______________,199_ ("the Agreement").

                                   PURPOSE

        WHEREAS, TakeCare Administrative Services Corporation ("TASC") is an affiliate of PacifiCare of Colorado, Inc. ("PacifiCare") which contracts with employers and others to administer self-insured employee welfare benefit plans; and

        WHEREAS, TASC has entered into network rental agreements with PacifiCare through which TASC provides networks of PacifiCare providers, including dental providers, to such self-insured plans; and

        WHEREAS, the parties desire to amend the Agreement to acknowledge such network rental arrangements and express agreement to the provision of dental services to the beneficiaries of such self-insured plans on the same terms as dental services are provided to PacifiCare Members.

        NOW, THEREFORE, it is hereby agreed as follows:

A.      The definitions in Article I of the Agreement are amended as follows:

        1.5 PACIFICARE means PacifiCare of Colorado, Inc., a wholly-owned subsidiary of TakeCare Administrative Services Corporation, an Indiana corporation.

        1.6     [Deleted in its entirety]

        1.7 MEMBER means person enrolled in a PacifiCare Plan, as well as any person who is entitled to receive benefits under a network rental arrangement, self-insured plan or other arrangement with a Payor who has contracted with PacifiCare or TASC.

        1.10 PLAN OR PLANS means all programs offered by PacifiCare, and by all affiliated corporations of the PacifiCare, Inc. group of companies, as well as any insurance, self-insurance, multi-employer or prepaid health care service plan providing benefits or services for hospital or medical care or treatment.

B. Article I of the Agreement is further amended by the addition of the following new definition:

        1.12 PAYOR means, without limitation, an insurance carrier, health service corporation, health care plan, health maintenance organization, employer, employee welfare benefit plan, multiple employer welfare arrangement, a state or federal governmental agency, third party administrator or any other individual or entity which under contract or law has an obligation to pay for or provide and arrange for health care services to Members.

C. Article VIII, Section 8.6-3 of the Agreement amended by the addition of the following sentence:

        Any modifications, additions or deletions to the provisions of this section shall become effective on a date no earlier than thirty (30) days after the Colorado Insurance Commissioner has received written notice of such proposed change.

D. Article VIII, Section 8.6 of the Agreement is further amended by the addition of the following section:

        8.6     Self-insured Payors. Notwithstanding the above provisions of
                -------------------
        this Section 8.6, Dentist shall be entitled to bill and collect fees from any Member who is a part of a Plan established by a self-insured Payor who has failed to make payment to PacifiCare and PacifiCare is unable, in turn, to make payment to Dentist.

E.      Article XI, Section 11.16 is amended to read as follows:

        11.16   Notices. Any and all notices required to given pursuant to the
                -------
        terms of this Agreement must be given by United States mail, postage prepaid, return receipt requested or may be telefaxed with proof of receipt thereof or hand delivered to the specific person listed below and at the following address:

                If to PacifiCare:       Director of Dental Services
                                        PacifiCare of Colorado, Inc.
                                        6455 South Yosemite
                                        Englewood, Colorado 80111

                If to Dentist:          ____________________________
                                        ____________________________
                                        ____________________________

F.      The first sentence of Exhibit A, Section II is amended as follows:

        It is the policy of TASC and its subsidiaries that general dentists provide the complete range of dental treatments for which they are licensed.

G. Except as otherwise expressly stated in this First Amendment, the terms and conditions of the Agreement are hereby ratified and affirmed, and shall remain in full force and effect. Notwithstanding anything to the contrary contained in the Agreement, to the extent the terms and provisions of this First Amendment are inconsistent with, or conflict with, the terms and conditions of the Agreement, the terms and provisions of this First Amendment shall govern and control.

     IN WITNESS WHEREOF, this First Amendment has been executed by the authorized parties on the date and year shown below.

PACIFICARE OF COLORADO, INC.                    DENTIST

By: __________________________                  By: __________________________
         James J. Swayze
         Vice President
Commercial Sales and Marketing                  Title: _______________________

Date: ________________________                  Date: ________________________

                            SECOND AMENDMENT TO THE
                               AGREEMENT BETWEEN
                         PACIFICARE OF COLORADO, INC.
                                  AND DENTIST

        THIS AMENDMENT is made and entered into effective __________, 1997 to that certain Agreement Between PacifiCare and Dentist, dated __________, 199_ ("the Agreement").

        WHEREAS, the parties agree to amend the Agreement to comply with a change in law.

        NOW, THEREFORE, it is hereby agreed as follows:

A. Article VIII is amended by the deletion of Sections 8.11 and 8.12 in their entirety.

B.      Article X is amended by the deletion of Sections 10.5-1 (k) and (l) and
        Section 10.8 in their entirety. Article X is further amended by the addition of a new Section 10.8 to read as follows:

                Notwithstanding the foregoing provisions, PacifiCare shall not terminate this Agreement because Dentist expresses disagreement with a decision by PacifiCare, or an entity representing or working for PacifiCare, to deny or limit benefits to a Member or because Dentist assists a Member to seek reconsideration of PacifiCare's decision, or because Dentist discusses with a current, former or prospective patient any aspect of the patient's dental condition, any proposed treatments or treatment alternatives whether covered by a Plan or not, policy provisions of a Plan, or Dentist's personal recommendation regarding selection of a dental plan based on Dentist's personal knowledge of the dental needs of such Member. Dentist shall not be prohibited from protesting or expressing disagreement with a medical decision or medical policy of PacifiCare.

C. Except as otherwise expressly stated in this Second Amendment, the terms and conditions of the Agreement are hereby ratified and affirmed, and shall remain in full force and effect. Notwithstanding anything to the contrary contained in the Agreement, to the extent the terms and provisions of this Second Amendment are inconsistent with, or conflict with, the terms and conditions of the Agreement, the terms and provisions of this Second Amendment shall govern and control.

        IN WITNESS WHEREOF, this Second Amendment is effective on the date first above shown.

PACIFICARE OF COLORADO, INC.                    DENTIST

By: ________________________                    By: ________________________

Title: _____________________                    Title: _____________________